Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of March 18, 2011, is made by and between LBI MEDIA, INC., a California corporation (the “Borrower”), and the other undersigned debtors (collectively with the Borrower, the “Debtors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as Collateral Trustee (in such capacity, together with its successors or assigns in such capacity, the “Collateral Trustee”) for itself and the other Secured Parties having an address at Eleven Madison Avenue, 23rd Floor, New York, New York 10010. This Agreement amends and restates in its entirety the Amended and Restated Security Agreement dated as of July 9, 2002, by and between certain of the Debtors and Credit Suisse, as collateral agent (as successor to Credit Suisse First Boston, in its role as administrative agent, as successor to Fleet National Bank, in its role as administrative agent), as amended by that Omnibus Confirmation Agreement dated as of June 11, 2004 and that Second Omnibus Confirmation Agreement dated as of May 8, 2006 (as so amended, the “Existing Security Agreement”).

WITNESSETH:

WHEREAS, each Debtor is either one of the borrowers or one of the guarantors under the terms of an Amended and Restated Credit Agreement among the Borrower, the guarantors party thereto (collectively, jointly and severally, the “Guarantors”), the lenders party thereto from time to time (the “Lenders”), Credit Suisse Securities (USA) LLC, as Lead Arranger, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Collateral Trustee, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain Loans, as defined in the Credit Agreement and extend other credit accommodations to the Borrower, and certain of the Lenders (collectively, the “Issuing Lenders”) have agreed, subject to the terms and conditions set forth therein, to issue certain letters of credit for the account of the Borrower, as defined in the Credit Agreement (the “Letters of Credit”);

WHEREAS, the Administrative Agent, the Collateral Trustee, the Lenders or their respective Affiliates may from time to time enter into Hedging Agreements with one or more of the Debtors;

WHEREAS, pursuant to the Indenture of even date herewith (as the same may be amended, modified, restated and/or supplemented from time to time, the “Indenture”) among the Borrower, the other persons party thereto that are designated as “Guarantors” and U.S. Bank National Association, as trustee (in such capacity, and together with any successor trustee, the “Indenture Trustee”), the Borrower has or will issue senior secured notes (the “Senior Notes”) in the original principal amount of $220,000,000, provided that such amount may be increased to an aggregate maximum principal amount of $240,000,000 upon receipt by the Administrative Agent of the Supplemental Indenture, all as contemplated therein;

WHEREAS, the Borrower, the other gurantors from time to time party thereto, the Indenture Trustee, the Administrative Agent, the other Priority Debt Representatives from time to time party thereto and the Collateral Trustee have entered into that certain Collateral Trust and Intercreditor Agreement of even date herewith (as the same may be amended, modified, restated and/or supplemented from time to time, the “Collateral Trust Agreement”), setting forth certain rights of the Collateral Trustee and the Secured Parties with respect to the Collateral;

WHEREAS, pursuant to the Collateral Trust Agreement, each Priority Debt Representative, on behalf of itself and each holder of Secured Obligations, and each holder of Secured Obligations acting through its Priority Debt Representative has appointed Credit Suisse AG, Cayman Islands Branch to serve as Collateral Trustee for the current and future holders of the Priority Lien Obligations;

WHEREAS, each Guarantor has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrower pursuant to Article 3 of the Credit Agreement;

WHEREAS, each Guarantor has agreed to guaranty the Obligations (as defined in the Indenture) of the Borrower pursuant to Section 11.01 of the Indenture;

WHEREAS, each Debtor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement and the issuance of the Senior Notes under the Indenture;

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuing Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and the obligation of the initial purchasers to purchase the Senior Notes that the Debtors shall have executed and delivered this Agreement to the Collateral Trustee; and

WHEREAS, the parties intend that this Agreement shall not cause a novation of any of the grants of security interests or obligations of Debtors under the Existing Security Agreement or other documents executed in connection therewith, nor shall it extinguish, terminate or impair Debtors’ grants of security interests or obligations or Collateral Trustee’s or the other Secured Parties’ rights or remedies under the Existing Security Agreement; provided, however, that all such grants of security interests, obligations, rights and remedies shall be on the terms and conditions of, and as set forth in, this Agreement and the other Secured Debt Documents. In addition, subject to the terms hereof and the other Secured Debt Documents, this Agreement shall not release, limit or impair in any way the priority of any security interests and liens held by the Collateral Trustee for the benefit of the Secured Parties against any assets of Debtors arising under the Existing Security Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, with the intent to be legally bound, that the Existing Security Agreement is amended and restated in its entirety as follows:

1. Defined Terms.

(a) Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Collateral Trust Agreement.

(b) “Broadcast Station” means any television or radio broadcast station owned or operated by any of the Debtors.

(c) “Burbank Studio Property” means that certain real property owned in fee by the Debtors located on Hollywood Way in Burbank, California.

(d) “Closing Date” means March 18, 2011.

(e) “Dallas Studio Property” means that certain real property owned in fee by the Debtors located on Gateway in Dallas, Texas.

(f) “Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States of America or any state or commonwealth thereof or under the laws of the District of Columbia.

(g) “Excluded Account” means collectively, (a) bank accounts established solely for the purpose of funding payroll, payroll taxes, withholding taxes, workman’s compensation and other compensation and benefits to employees, (b) bank accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other bank accounts for which Control Agreements have not been obtained (other than those specified in clause (a)), do not exceed $250,000 individually and $500,000 in the aggregate at any time, (c) the deposit accounts maintained with Wells Fargo Bank, N.A., so long as the Borrower maintains an agreement to sweep the daily balances in such accounts at the end of each Business Day on which such daily balances exceed a specified balance, not to exceed $400,000 to (1) an account governed by an existing Control Agreement or (2) an account covered by a new Control Agreement obtained after the Closing Date pursuant to the terms of the Credit Agreement and (d) the securities accounts and deposit accounts maintained with Union Bank of California, N.A. for which Control Agreements will not be obtained as described on Schedule VII hereto.

(h) “Excluded Equity Interests” means, collectively, all shares of stock, partnership interests, limited liability interests, and all other equity interests in (i) any Person (other than a Wholly Owned Subsidiary or a Subsidiary controlled by the Borrower or any Wholly Owned Subsidiary of the Borrower) to the extent a security interest granted thereon is not permitted by the terms of such Person’s organizational or joint venture documents, (ii) any voting Capital Stock in excess of 65% of the outstanding voting Capital Stock of any Foreign Subsidiary owned by a Debtor, (iii) all Capital Stock of a Foreign Subsidiary indirectly owned by any Debtor and (iv) all Capital Stock of Domestic Subsidiaries of Foreign Subsidiaries (for purposes of this definition, “voting Capital Stock” means, with respect to any issuer, the issued and outstanding shares of each class of stock of such issuer entitled to vote (within the meaning of Treasury Regulations §1.956-2(c)(2)), provided, however, that the provisions of this definition shall not apply to Foreign Subsidiaries which are required to become a Debtor pursuant to the provisions of Section 26.

(i) “FCC” means the Federal Communications Commission or any governmental authority succeeding to any of its functions.

(j) “FCC Licenses” means all radio, broadcast or other licenses, permits, certificates of compliance, franchises, approvals or authorizations granted or issued by the FCC to any Debtor that are necessary for the broadcast or other operations of the Borrower or any Subsidiary.

(k) “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

(l) “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and the National Association of Insurance Commissioners.

(m) “Houston Studio Property” means that certain real property owned in fee by the Debtors located at 3000 Bering Drive, Houston, Texas.

(n) “Lease Related Lien” means (i) any interest or title of a lessor or sublessor under any lease of real estate or personal property permitted by the Secured Debt Documents; and (ii) any UCC Financing Statements with respect to property leased by the Debtors.

(o) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Debtors taken as a whole, (b) the ability of any Debtor to perform any of its respective material obligations under this Agreement or (c) the material rights of or material benefits available to the Secured Parties under this Agreement and the other Secured Debt Documents.

(p) “Mortgaged Property” means, (a) with respect to the Real Property Assets of Debtors as of the date hereof, the Burbank Studio Property, the Dallas Studio Property and the Houston Studio Property and (b) with respect to any fee ownership interest in any Real Property Asset acquired by any Debtor following the date hereof, any other fee ownership interest in a Real Property Asset with a fair market value (as determined in the Borrower’s reasonable discretion as of the date of such acquisition or the date such Person becomes a Subsidiary) in excess of $2,500,000.

(q) “Mortgages” mean, collectively, any mortgage, deed of trust, security deed or similar agreement encumbering any Mortgaged Property in form and substance reasonably acceptable to the applicable Debtor and the Administrative Agent, as may be amended from time to time.

(r) “Permitted Line of Business” means the television and radio broadcast business, television and radio program production, rental of television, radio and related facilities and properties, outdoor advertising, the leasing or licensing of property or tower space, and general business services related to any of the foregoing and any business incident thereto.

(s) “Real Property Asset” means, at any time of determination, any fee ownership or leasehold interest then owned by any Debtor in any real property.

(t) “Requirement of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(u) “Wholly-Owned Subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors’ qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

2. Security Interest. As security for the Secured Obligations described in Section 4 hereof, subject in all events to Section 3 hereof, each Debtor hereby grants (and hereby confirms its grant in the Existing Security Agreement) to the Collateral Trustee for itself and for the benefit of the other Secured Parties a security interest in and lien on all of its right, title and interest in and to the tangible and intangible personal property and fixtures of such Debtor, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and proceeds and products thereof (hereinafter referred to collectively as the “Collateral”), including, without limitation, the property of such Debtor described below:

(a) all tangible personal property, including without limitation, all present and future goods, inventory (including, without limitation, all printed materials, merchandise, raw materials, work in process, finished goods and supplies), equipment, merchandise, furniture, fixtures, office supplies, motor vehicles, including without limitation, any motor vehicle, van, truck or car with any broadcast or transmission equipment, machinery, audio and/or video recording equipment, transmitting towers, transmitters, broadcasting equipment, videotapes, audio tapes, LP records, compact discs, DAT tapes and other recorded media, paper, tools, computers, computer software and associated equipment now owned or hereafter acquired, including, without limitation, the tangible personal property used in the operation of such Debtor’s business;

(b) all patents issued or assigned to and all patent applications made by such Debtor and all exclusive and nonexclusive licenses to such Debtor from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on Schedule II hereto, along with any and all (1) inventions and improvements described and claimed therein, (2) reissues, divisions, continuations, extensions and continuations-in-part thereof, (3) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (4) rights to sue for past, present and future infringements thereof, and (5) any other rights corresponding thereto throughout the world (collectively, “Patents”);

(c) all trademarks (including service marks), federal and state trademark registrations and applications made by such Debtor, common law trademarks and trade names owned by or assigned to such Debtor, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on Schedule III hereto, along with any and all (1) renewals thereof, (2) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (3) rights to sue for past, present and future infringements thereof, and (4) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world (collectively, “Trademarks”);

(d) all copyrights, whether statutory or common law, owned by or assigned to such Debtor, and all exclusive and non-exclusive licenses to such Debtor from third parties or rights to use copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on Schedule IV hereto, along with any and all (1) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof; (2) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (3) rights to sue for past, present and future infringements thereof, and (4) foreign copyrights and any other rights corresponding thereto throughout the world (collectively, “Copyrights”);

(e) all websites (including without limitation, all content, HTML documents, audiovisual material, software, data, copyrights, trademarks, patents and trade secrets relating to such websites) and domain names owned by or assigned to such Debtor and all exclusive and nonexclusive licenses to such Debtor from third parties or rights to use websites or domain names owned by such third parties, including, without limitation, the registrations, applications and licenses listed on Schedule V hereto, along with any and all (1) renewals and extensions thereof, (2) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof; (3) rights to sue for past, present and future infringements thereof; and (4) any other rights corresponding thereto throughout the world (collectively, “Websites and Domain Names”);

(f) all rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to such Debtor for the operation of its business, including, without limitation, each of the FCC Licenses listed on Schedule VI hereto, in each case, to the extent permitted by applicable law, including the Communications Act of 1934, as amended (the “Communications Act”), and the rules and regulations of the FCC, and all rights incident or appurtenant to such FCC Licenses, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such FCC Licenses, to the maximum extent permitted by applicable law;

(g) all rights under all present and future contracts and agreements to which such Debtor is a party, including all contracts and agreements with vendors, suppliers and customers, employment and consulting contracts, distribution agreements, printing agreements, franchise agreements, direct marketing and advertising agreements, “LMA” contracts, co-location contracts, easement agreements, programming agreements, management agreements, network affiliation agreements, engineering agreements, research, service and billing agreements, and all other contracts and agreements;

(h) all rights under all present and future leases of personal property; and

(i) all other personal property, including, without limitation, all proceeds from the disposition of any radio or television station owned or operated by such Debtor and the “going concern value” of such radio or television station, all publications, present and future accounts, accounts receivable, cash, cash equivalents, deposits, deposit accounts, loss carry back, tax refunds, choses in action, commercial tort claims, investment property, securities, partnership interests, limited liability company interests, contracts, contract rights, general intangibles (including without limitation, all customer and advertiser mailing lists, intellectual property, patents, copyrights, trademarks, trade secrets, trade names, domain names, software, payment intangibles, goodwill, customer lists, advertiser lists, vendor lists, catalogs and other printed materials, publications, indexes, lists, data and other documents and papers relating thereto, blueprints, designs, charts, and research and development, whether on paper, recorded electronically or otherwise), all media broadcasting programs originating from such Debtor or any affiliate thereof (including without limitation, all recordings and renewals thereof and all licenses, contracts or other agreements naming such Debtor as licensee or licensor and providing for the grant of any right to produce, use, sell, broadcast or rebroadcast any media or broadcasting programs), any information stored on any medium, including electronic medium, related to any of the personal property of such Debtor, all financial books and records and other books and records relating, in any manner, to the business of such Debtor, all proposals and cost estimates and rights to performance, all instruments and promissory notes, documents and chattel paper (including without limitation, electronic chattel paper and tangible chattel paper), and all debts, obligations and liabilities in whatever form owing to such Debtor from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Debtor, and all guaranties and security therefor, and all letter of credit rights, rights to proceeds of letters of credit and other supporting obligations in respect of such debts, obligations and liabilities;

Any of the foregoing terms which are defined in the UCC shall have the meaning provided in the UCC, as amended and in effect from time to time, as supplemented and expanded by the foregoing. For avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless of whether any particular item of Collateral is currently subject to the UCC.

3. Excluded Collateral. Notwithstanding anything herein to the contrary, but subject in all respects to the provisions contained in this Section 3, in no event shall the Collateral hereunder or the collateral under any other Secured Debt Document include, and no Debtor shall be deemed to have granted a security interest in the following (collectively, the “Excluded Collateral”):

(a) any FCC License, except at such times and to the extent that a security interest in such FCC License is permitted under applicable law;

(b) any Excluded Equity Interests;

(c) any United States Trademark applications filed on the basis of a Debtor’s intent-to-use such mark, in each case, unless and until evidence of the use of such Trademark in interstate commerce is submitted to the United States Patent and Trademark Office, but only if and to the extent that the granting of a security interest in such application would result in the invalidation of such application;

(d) any interest in leased real property (including, without limitation, any leasehold interests in real property);

(e) any fee interest in real property (other than the Mortgaged Property);

(f) any assets subject to a permitted Lease Related Lien (in the case of a permitted refinancing in respect of the Indebtedness secured by such Lease Related Lien) to the extent the documents governing such Lease Related Lien prohibit, or require a consent or approval in order for, such assets to be subject to the Liens created by the Secured Debt Documents; and

(g) any other Collateral to the extent and for so long as such grant of security interest, (i) is prohibited by any Requirement of Law (as hereinafter defined), (ii) requires a filing with or consent from any Governmental Authority pursuant to any Requirement of Law that has not been made or obtained, or (iii) constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any program, lease, license (including, without limitation, any software license), contract or agreement, except to the extent that such Requirement of Law or provisions of any such program, lease, license, contract or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder;

provided, that, notwithstanding the foregoing provisions of this Section 3, the security interest granted hereby (and to the extent such property is purported to be covered by any other Secured Debt Document, the security interest granted under such Secured Debt Document), (x) shall attach at all times to all proceeds of such property to the extent that the assignment or encumbering of such proceeds is not prohibited by any Requirement of Law, (y) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in the applicable clause (a) through (g) above ceases to exist and (z) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (a) through (g) above.

4. Secured Obligations. The security interest hereby granted shall secure the due and punctual payment and performance of the Priority Lien Obligations of the Debtors (herein collectively called the “Secured Obligations”).

5. Perfection Certificate. Each Debtor has delivered to the Collateral Trustee a Perfection Certificate in the form appended hereto as Schedule I. As of the Closing Date, each Debtor represents that the completed Perfection Certificate delivered to the Collateral Trustee is true and correct in all material respects and the facts contained in such certificate are accurate in all material respects. Each Debtor shall furnish to the Collateral Trustee from time to time supplemental schedules to the Perfection Certificates as the Collateral Trustee may reasonably request, if applicable.

6. Special Warranties and Covenants of the Debtors. Each Debtor hereby warrants and covenants to the Secured Parties that:

(a) As of the Closing Date, the Perfection Certificates attached hereto as Schedule I in respect of each Debtor, accurately set forth the following information for each Debtor: (i) the exact legal name of such Debtor; (ii) the type of organization of such Debtor; (iii) the jurisdiction of organization of such Debtor; (iv) the organizational identification number of such Debtor, or, if such Debtor does not have an organizational number, a statement that such Debtor has none; and (v) the chief executive office, business, any additional places of business, and the current locations of all tangible Collateral of such Debtor, except for Collateral not material to such Debtor’s business. No Debtor will change its type of organization or jurisdiction of organization unless (x) such change is permitted by the Secured Debt Documents and (y) thirty (30) days’ prior written notice (or such shorter amount of time acceptable to the Collateral Trustee) of such change has been given to the Collateral Trustee. Each Debtor hereby authorizes the Collateral Trustee to take all steps deemed reasonably necessary by the Collateral Trustee to maintain its First Priority Lien in the Collateral. In the event a Debtor changes its chief executive office from the locations set forth in the respective Schedule I, or make any change in such Debtor’s name or organizational number if it has one, such Debtor shall provide the Collateral Trustee prior written notice of such change. If any Debtor does not have an organizational identification number and later obtains one, such Debtor will forthwith notify the Collateral Trustee of such organizational identification number.

(b) Except for the security interest created hereunder and other Liens granted or permitted by any Mortgage and all other Secured Debt Documents (collectively, “Permitted Liens”), each Debtor is and, as to Collateral acquired by it from time to time after the date hereof, such Debtor will be, the owner of its Collateral free from any lien, security interest or encumbrance and each Debtor and will defend the Collateral against all claims, demands and encumbrances not permitted hereby or by the other Secured Debt Documents. As of the Closing Date, no Debtor holds any commercial tort claims in excess of $250,000, as defined in Article 9 of the UCC, except as indicated on the applicable Schedule I attached hereto. If any Debtor shall at any time acquire a commercial tort claim in excess of $250,000, such Debtor shall promptly notify the Collateral Trustee in writing signed by such Debtor of the brief details thereof and grant to the Collateral Trustee in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Trustee. Notwithstanding anything herein to the contrary, no Debtor makes any representation or warranty herein regarding its title to or right to use any rights related to software programs and copyrights with respect to the content of news and other programming broadcast or disseminated as part of the Permitted Lines of Business.

(c) Except for the FCC Licenses which may not be transferred without prior authorization of the FCC and in accordance with Section 13(a) of this Agreement and motor vehicles and other assets where compliance can only be perfected through compliance with applicable certificate of title statutes, the security interests granted pursuant to this Agreement upon completion of (a) filings with the United States Patent and Trademark Office and the United States Copyright Office and filings under the UCC, (b) the execution and delivery of Control Agreements by depository institutions or other Persons at which the Debtors maintain any deposit accounts and (c) in the case of all Investment Property (as such term is defined in the UCC) constituting Collateral, the completion of all steps necessary to grant control to the Collateral Trustee, will constitute valid and perfected security interests and no other authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court (other than in connection with the exercise of judicial remedies), Governmental Agency or regulatory authority, or with any securities exchange or any other person or entity is required in connection with (i) the grant by the Debtors to the Secured Parties of such security interest in the Collateral pursuant to this Agreement, or the execution, delivery or performance by the Debtors of this Agreement or (ii) except as specifically provided in this Agreement or the Secured Debt Documents, the exercise of the remedies of the Secured Parties created hereby, including without limitation, the transfer of any Collateral to a third party upon an Event of Default pursuant to the exercise of remedies granted to the Secured Parties hereunder. Notwithstanding anything herein or in any Security Document to the contrary, in no event shall any Debtor be required to take any action to comply with any certificate of title or similar statute with respect to motor vehicles or other assets subject to such statutes and failure to comply with such statutes shall not constitute breach or an Event of Default under any Secured Debt Document.

(d) Each Debtor will promptly deliver to the Collateral Trustee such financing statements and amendments thereto, and shall execute and deliver to the Collateral Trustee such certificates and other documents, amendments or instruments and take or cause to be taken all such other action as may be deemed reasonably necessary by the

Collateral Trustee to carry out the intent and purposes of this Agreement or to perfect, preserve or from time to time renew the security interests granted hereby, including, without limitation, such financing statements and amendments thereto, certificates, and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by such Debtor or in any replacements or proceeds thereof. Each Debtor authorizes and appoints the Collateral Trustee, in case of need, to file such financing statements and to execute such amendments, certificates and other documents pertaining to the Secured Parties’ security interest in the Collateral in its stead, with full power of substitution, as the Debtor’s attorney in fact. Each Debtor hereby further authorizes the Collateral Trustee to complete and file in the appropriate filing offices all financing statements (including without limitation, financing statements in lieu of continuation statements) and amendments thereto, relative to all or any part of the Collateral and, where permitted or required by applicable law, to make any and all such filings without the signature of the Debtor. Without limiting the forgoing, each Debtor irrevocably authorizes the Collateral Trustee, at any time and from time to time, to file in any jurisdiction financing statements, continuation statements and amendments thereto that (i) indicate the Collateral (x) as all assets of the Debtors or words of similar effect, regardless of whether any particular asset falls within the scope of Article 9 of the UCC of such jurisdiction or (y) as being of an equal or lesser scope or with greater detail and (ii) which contain any other information required by Article 9 of the UCC (including Part 5 thereof) for the sufficiency, or filing office acceptance, of any financing statement, continuation statement or amendment, including whether (A) any Debtor is an organization, the type of organization and any organization identification number issued to such Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Collateral Trustee may from time to time request and each Debtor shall deliver information relative to the aforementioned financing statements. Each Debtor further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement. All of the foregoing shall be at the sole cost and expense of the Debtors.

(e) Each Debtor will join with the Collateral Trustee in executing and, at its own expense, will file and refile, or permit the Collateral Trustee to file and refile documents (including without limitation, this Agreement and licenses to use software and other property protected by copyright) in such offices (including without limitation, the United States Patent and Trademark Office, appropriate state trademark offices and the United States Copyright Office), as the Collateral Trustee may deem reasonably necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Collateral Trustee for the benefit of the Secured Parties hereunder in each Debtor’s interest in federally registered or federal applications to register, Patents, Trademarks and Copyrights. All of the foregoing shall be at the sole cost and expense of the Debtors.

(f) Each Debtor will give the Collateral Trustee notice of each office at which records of such Debtor pertaining to all intangible items of Collateral are kept. Except as may be provided in such notice, the records concerning all intangible Collateral are and will be kept at the addresses shown in the respective Schedule I for such Debtor.

(g) Schedules II, III, IV and V hereto, respectively, are true, correct and complete lists as of the date hereof of (i) all federally registered and federal applications to register Patents, Trademarks and Copyrights, and (ii) the material Websites and Domain Names owned by the Debtors.

(h) Except as otherwise expressly disclosed on Schedule V hereto, as of the date hereof, the Debtors are the sole and exclusive owners of the material Websites and Domain Names listed on Schedule V hereto and have registered such domain names with Network Solutions, Inc. or the applicable authority which provides for the exclusive use by the Debtors of such domain names.

(i) Each Debtor shall, within fifteen (15) days after the end of each calendar quarter, provide written notice to the Collateral Trustee of all federal applications for Patents and all federal applications for registration of Trademarks, Copyrights or Websites and Domain Names, to the extent such federal applications exist, made during the preceding calendar quarter. Each Debtor shall file and prosecute diligently all applications for Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the businesses of the Debtors to which any such applications pertain, and to do all acts reasonably necessary to preserve and maintain all rights in such Collateral unless such Collateral is not material to the Debtor’s business, as reasonably determined by the Debtor consistent with prudent and commercially reasonable business practices or where such failure to file would not, either individually or in the aggregate, have a Material Adverse Effect. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Debtors. Except in accordance with prudent and commercially reasonable business practices, the Debtors shall not abandon any right to file a Patent, Trademark or Copyright application or any pending Patent, Trademark or Copyright application or any Patent, Trademark or Copyright, without the consent of the Collateral Trustee or permit to lapse or become abandoned, settle or compromise any pending or future litigation or administrative proceeding with respect to any of the foregoing without the consent of the Collateral Trustee unless such abandonment would not, either individually or in the aggregate, have a Material Adverse Effect.

(j) Each Debtor has made and will continue to make all necessary filings and recordations from time to time and use appropriate statutory notice to protect its interests in the Collateral, including, without limitation, registration of its Websites and Domain Names with the appropriate domain name registrars and the appropriate recordations of its interests in the Patents and Trademarks in the United States Patent and Trademark Office and in corresponding offices wherever it does business using such Patents and Trademarks throughout the world and its claims to Copyrights in the United States Copyright Office, in each case including licenses and as otherwise requested from time to time by the Collateral Trustee, but in any event all in a manner consistent with prudent and commercially reasonable business practices, except where such failure to take any such actions with respect to any Websites and Domain Names, Patents, Copyrights or Trademarks would not, either individually or in the aggregate, have a Material Adverse Effect.

(k) Each Debtor will, promptly following its becoming aware thereof, notify the Collateral Trustee of (i) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or United States Copyright Office with respect to any Patent, Trademark or Copyright material to such Debtor’s business to the extent such determination would have a Material Adverse Effect or to the extent that notice thereof would otherwise be required by any of the Secured Debt Documents; or (ii) any written claim received, the institution of any proceeding or any materially adverse determination in any federal, state, local or foreign court or administrative bodies regarding such Debtor’s claim of ownership in or right to use any Patent, Trademark, Copyright or Website and Domain Name, its right to register any of the foregoing Collateral, or its right to keep and maintain such registration in full force and effect, in each case to the extent that any such claim, proceeding or determination would have a Material Adverse Effect or to the extent that notice thereof would otherwise be required by the Secured Debt Documents.

(l) Each Debtor will furnish to the Collateral Trustee from time to time statements and amended schedules further identifying and describing the Collateral and such other materials evidencing or reports pertaining to the Collateral as the Collateral Trustee may from time to time reasonably request, all in reasonable detail.

(m) Except to the extent provided in this clause (n), with respect to any deposit account hereafter established by such Debtor with any institution at which any Debtor maintains its principal deposit and operating accounts, such Debtor will promptly execute and deliver and cause any such institution to execute and deliver to the Collateral Trustee a control agreement with respect to such deposit account in form and substance satisfactory to the Administrative Agent in its reasonable discretion (each such agreement, a “Control Agreement”). Notwithstanding the foregoing, Control Agreements are not required for (A) Excluded Accounts, (B) and an account at Union Bank of California, N.A. described on Schedule 1 of the Control Agreement delivered in connection with the Existing Security Agreement or (C) accounts covered by an existing Control Agreement.

(n) To the extent that such Debtor is now or at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Debtor with a face amount in excess of $250,000, such Debtor shall promptly notify the Collateral Trustee thereof and, at the request of the Collateral Trustee, pursuant to agreement in form and substance reasonably satisfactory to the Collateral Trustee, use its commercially reasonably efforts to either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Collateral Trustee of the proceeds of such letter of credit or (ii) arrange for the Collateral Trustee to become the transferee beneficiary of such letter of credit, it being understood that the Collateral Trustee shall only be entitled to retain and apply the proceeds of such letter of credit to the Secured Obligations hereunder if an Event of Default has occurred and is continuing.

(o) To the extent any Debtor shall, now or hereafter, hold or acquire any promissory note or other instrument or tangible chattel paper, with a value in excess of $250,000 individually or $500,000 in the aggregate, such Debtor will promptly notify the Collateral Trustee thereof and, at the request and option of the Collateral Trustee, to the extent not previously delivered, such Debtor will deliver such promissory note or other instrument or tangible chattel paper to the Collateral Trustee to be held as Collateral hereunder, together with an endorsement thereof reasonably satisfactory in form and substance to the Collateral Trustee.

(p) If, now or at any time hereafter, any Collateral of any Debtor with a value in excess of $250,000 is in the possession of a single bailee, such Debtor will promptly notify the Collateral Trustee thereof and, at the request and option of the Collateral Trustee, such Debtor shall use its commercially reasonable efforts to take or cause to be taken such steps as the Collateral Trustee may reasonably request for the Collateral Trustee to obtain an acknowledgement, in form and substance satisfactory to the Collateral Trustee, of such bailee that such bailee holds such Collateral for the Collateral Trustee.

(q) If, now or at any time hereafter, any Debtor shall obtain or hold any investment property or electronic chattel paper, with a value in excess of $250,000 individually or $500,000 in the aggregate, such Debtor will promptly notify the Collateral Trustee thereof and, at the request and option of the Collateral Trustee, such Debtor will use its commercially reasonable efforts to take or cause to be taken such steps as the Agent may reasonably request for the Agent to obtain “control” (as provided in Sections 9-105 and 9-106 of the UCC) of such Collateral.

7. Events of Default. The Debtors shall be in default under this Agreement (an “Event of Default”) upon the happening of any “Actionable Default” under and as defined in the Collateral Trust Agreement.

8. Rights and Remedies of Secured Parties. Upon the occurrence and during the continuance of any Event of Default, such Event of Default not having previously been waived, remedied or cured in accordance with the Collateral Trust Agreement, and subject in all events to Section 14(a) hereof, the Secured Parties shall have the following rights and remedies:

(a) All rights and remedies provided by law, including, without limitation, those provided by the UCC;

(b) All rights and remedies provided in this Agreement; and

(c) All rights’ and remedies provided in the Secured Debt Documents or in any Hedging Agreements to which any Secured Party and any Debtor is a party.

9. Royalty Free License. If at any time the Collateral Trustee has the right to dispose of any of the Collateral which is subject to a Patent, Trademark or Copyright which any of the Debtors own, to the maximum extent permitted by applicable law and any agreement to which such Debtor and the applicable Collateral is subject, such Debtor grants to the Collateral Trustee and the Secured Parties a royalty free license to use any such Patent, Trademark or Copyright, in addition to the grant of any security interest granted to the Secured Parties in such Patent, Trademark or Copyright to dispose of any such Collateral and any such royalty free license shall extend to any person or persons purchasing such Collateral from the Collateral Trustee or any of the Secured Parties.

10. Right of the Collateral Trustee to Dispose of Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, such Event of Default not having previously been waived, remedied or cured, but subject to Section 13(a) hereof and the provisions of the UCC or other applicable law, including the Communications Act and the rules and regulations of the FCC, the Collateral Trustee shall have the right to take possession of the Collateral and, in addition thereto, so far as the Debtors can give authority therefor, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Collateral Trustee may require the Debtors to make the Collateral (to the extent the same is moveable) available to the Collateral Trustee at a place to be designated by the Collateral Trustee which is reasonably convenient to both parties or transfer any information related to the Collateral to the Collateral Trustee by electronic medium. The Collateral Trustee will give the Debtors at least ten (10) days’ prior written notice in accordance with Section 23 hereof of the time and place of any public sale of any of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. The Collateral Trustee may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

11. Collateral Trust Agreement. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Collateral Trust Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Collateral Trustee. In the event that any provision of this Agreement is in conflict or is inconsistent with the Collateral Trust Agreement, the Collateral Trust Agreement shall control. The term “Collateral Trustee” as used herein shall include Credit Suisse AG, Cayman Islands Branch and any other Person acting as Collateral Trustee for the Secured Parties pursuant to the terms of the Collateral Trust Agreement.

12. Right of the Collateral Trustee to Use and Operate Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, such Event of Default not having previously been waived, remedied or cured in accordance with the Collateral Trust Agreement, but subject to Section 13(a) hereof and the provisions of the UCC or other applicable law, including the Communications Act and the rules and regulations of the FCC, the Collateral Trustee shall have the right and power to (a) take possession of all or any part of the Collateral, and to exclude the Debtors and all persons claiming under the Debtors wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same and (b) grant a license to use, or cause to be granted a license to use, any or all of the Patents, Trademarks, Copyrights and Websites and Domain Names (in the case of Trademarks, along with the goodwill associated therewith, and in the case of Trademark licenses, subject to the quality control provisions of the original licenses) or any part thereof, in each case free of all rights and claims of the Debtors therein and thereto. Upon any such taking of possession, subject to the qualifications set forth in the first sentence of this Section 12, the Collateral Trustee may, from time to time, at the expense of the Debtors, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Collateral Trustee may deem proper in its commercially reasonable discretion and, in any such case, the Collateral Trustee shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtors in respect thereto as the Collateral Trustee shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Collateral Trustee may see fit; and the Collateral Trustee shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Collateral Trustee may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Collateral Trustee may be required or authorized to make under any provision of this Agreement (including legal costs and reasonable attorneys’ fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied as provided in Section 16. The rights of the Collateral Trustee under this Section 12 shall be in addition to all rights and remedies that the Collateral Trustee has as a Secured Party and as the Collateral Trustee under the Secured Debt Documents and under applicable law and nothing herein shall be deemed to be a limitation of such rights.

13. Receivership; Assignment of FCC Licenses; etc.

(a) Notwithstanding anything to the contrary contained in this Agreement or in any other Secured Debt Document, the Secured Parties will not take any action pursuant to this Agreement or any other Secured Debt Document that would constitute or result in any assignment of an FCC License or any transfer of control of any Debtor or any FCC License if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. Notwithstanding anything to the contrary contained in this Agreement or in any other Secured Debt Document, the grant of any security interest in any Collateral to Collateral Trustee and Secured Parties pursuant to this Agreement and the grant of any security interest in any collateral to the Collateral Trustee and the Secured Parties pursuant to any Mortgage or the other Secured Debt Documents shall be subject to Section 3 hereof.

(b) The Secured Parties and each Debtor agree that notwithstanding anything in this Agreement or in any other Secured Debt Document to the contrary, to the extent required by applicable law, (i) voting rights and management rights with respect to the Collateral will remain with the Debtor upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such rights to the Collateral Trustee, the Secured Parties, a receiver or their respective designees shall have been obtained; and (ii) prior to the exercise of voting rights by any purchaser at any sale of the Collateral following the occurrence of an Event of Default and foreclosure upon the Collateral by the Secured Parties, any prior required consent of the FCC will be obtained.

(c) Each Debtor agrees to take any actions that the Collateral Trustee may reasonably request in writing in order to enable the Secured Parties to obtain and enjoy the full rights and benefits granted by this Agreement and any of the related documents, including, without limitation, the use of the Debtors’ best efforts, if an Event of Default has occurred and is continuing, consistent with the rules, regulations and policies of the FCC, to obtain the approval of the FCC for any action or transaction relating to any FCC License for which such FCC action is then required or prudent. Such obligation to take any and all of the actions required to be taken pursuant to the immediately preceding sentence shall specifically include the preparation, signing and filing, or causing to be prepared, signed and filed, with the FCC the assignor’s, transferor’s or controlling person’s application or applications for consent to the assignment of FCC Licenses or transfer of control thereof necessary or appropriate under FCC Regulations for approval of (i) any sale or transfer to the Secured Parties or a receiver or their respective designees of all or part of the equity interests in any of the Debtors or the assets and FCC Licenses of any of the Debtors, and (ii) any assumption by the Secured Parties or a receiver or any of their respective designees of voting and management rights relating to the equity interests in any of the Debtors. Subject to the rights of the Debtors under applicable law and the Secured Debt Documents, no Debtor shall take action to obstruct, impede or infringe upon the Collateral Trustee’s or Secured Parties’ exercise and enforcement of their rights, benefits and remedies under this Agreement and any agreement related hereto, and each Debtor agrees to cooperate fully with any and all actions taken by the Collateral Trustee or Secured Parties in good faith pursuant to this Agreement, including, without limitation, the full and complete cooperation and assistance in all proceedings, correspondence and other communications before or with the FCC or in connection with obtaining the approvals referred to above. Each Debtor acknowledges that the foregoing provisions are, inter alia, intended to ensure that, during the term of this Agreement and upon the occurrence and during the continuance of an Event of Default, the Secured Parties receive, to the fullest extent permitted by applicable law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary to sell the assets of the Broadcast Stations including FCC Licenses, and to exercise all remedies available to them under this Agreement and the other Secured Debt Documents, the UCC or other applicable law. Each Debtor further acknowledges and agrees that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner the Collateral Trustee’s or the other Secured Parties’ rights of access to, security interest in, or use or sale of, the FCC Licenses, or the procedures necessary to enable the Collateral Trustee or the other Secured Parties to obtain such rights of access, use or sale, the parties hereto shall amend this Agreement and the other Secured Debt Documents, in each case, in accordance with the requirements of the Collateral Trust Agreement, in such manner as the Collateral Trustee shall reasonable request, in order to provide such rights to the greatest extent possible, consistent with then-applicable law and governmental policy, provided that such modifications do not materially adversely affect the substantive economic rights of any other party hereto.

(d) Without limiting the generality of the foregoing or limiting in any way the rights of the Collateral Trustee or the Secured Parties under the Secured Debt Documents or otherwise under applicable law, at the time provided by the Collateral Trust

Agreement after the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall be entitled to apply for and have a receiver, trustee or similar official appointed under state or federal law by a court of competent jurisdiction in any action taken by the Collateral Trustee to enforce the Secured Parties’ and Collateral Trustee’s rights and remedies hereunder and under the other Secured Debt Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Debtors, to seek from the FCC an involuntary assignment or transfer of control of each FCC License from the Debtors to the Secured Parties, their designee or any transferee, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership or trusteeship, including the compensation of the receiver, trustee or similar official, and to the payment of the Secured Obligations and other fees and expenses due under the Secured Debt Documents as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. Subject to the rights of the Debtors under applicable law and the Secured Debt Documents, each Debtor agrees to authorize any involuntary assignment or transfer of control of FCC Licenses upon the request of the receiver, trustee or other official so appointed and, if the Debtors shall refuse to authorize such transfer, the Debtors’ approval may be ordered or required by a court of competent jurisdiction. Subject to the terms hereof, such receiver, trustee or other appointed official shall also have the power to dispose of the FCC Licenses in any manner lawful in the jurisdiction in which his appointment is confirmed, including the power to conduct a public or private sale of the FCC Licenses, such sale being subject to the prior approval of the FCC as set forth herein.

(e) THE DEBTORS HEREBY IRREVOCABLY CONSENT TO AND WAIVE ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER, TRUSTEE OR SIMILAR OFFICIAL AS PROVIDED ABOVE, OR TO PREVENT THE COLLATERAL TRUSTEE, THE SECURED PARTIES OR ANY RECEIVER, TRUSTEE OR SIMILAR OFFICIAL TO SEEK FROM THE FCC AN INVOLUNTARY TRANSFER OF THE FCC LICENSES. THE DEBTORS (I) GRANT SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGE THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER, TRUSTEE OR SIMILAR OFFICIAL APPOINTED FOR THE FOREGOING PURPOSES, AND/OR TO SEEK FROM THE FCC AN INVOLUNTARY TRANSFER OF THE FCC LICENSES, IS CONSIDERED ESSENTIAL BY THE COLLATERAL TRUSTEE IN CONNECTION WITH THE ENFORCEMENT OF THE SECURED PARTIES’ AND COLLATERAL TRUSTEE’S RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER SECURED DEBT DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH REMEDIES UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE SECURED PARTIES TO EXTEND CREDIT TO THE BORROWER AND PURCHASE THE SENIOR NOTES FROM THE BORROWER; AND (III) AGREE TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE COLLATERAL TRUSTEE AND THE SECURED PARTIES IN CONNECTION WITH

THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER, TRUSTEE OR SIMILAR OFFICIAL OVER ALL OR ANY PORTION OF THE COLLATERAL. THE SECURED PARTIES AND THE COLLATERAL TRUSTEE ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS SECTION 13 SHALL BE DEEMED TO CONSTITUTE A WAIVER OF THE DEBTORS’ RIGHT TO FILE FOR PROTECTION UNDER TITLE 11 OF THE UNITED STATES CODE AT ANY TIME.

14. Collection of Accounts Receivable, etc. Upon the occurrence and during the continuance of any Event of Default, such Event of Default not having previously been waived, remedied or cured, the Collateral Trustee may notify or may require the Debtors to notify account debtors, including, without limitation, customers and vendors, obligated on any or all of the Debtors’ accounts receivable, whether now existing or hereafter arising, to make payment directly to the Collateral Trustee, and may take possession of all proceeds of any accounts in the Debtors’ possession, and may take any other steps which the Collateral Trustee deems necessary or advisable to collect any or all such accounts receivable or other Collateral or proceeds thereof.

15. Dispositions from Deposit Accounts. Upon the occurrence and during the continuance of any Event of Default, such Event of Default not having previously been waived, remedied or cured, the Collateral Trustee shall have the right at any time or times to give any depository bank which is party to a Control Agreement instructions as to the withdrawal, transfer or other disposition of any funds in any deposit accounts of the Debtors subject thereto, without the consent of the Debtors, and may apply all sums withdrawn from such deposit accounts to the payment of the Secured Obligations in accordance with the terms of the Collateral Trust Agreement and, in addition, the Collateral Trustee may instruct the depository banks under such Control Agreements to terminate Debtors’ withdrawal rights with respect to such deposit accounts. The Debtors constitute and appoint irrevocably the Collateral Trustee their true and lawful attorney, with full power of substitution, without limitation, upon the occurrence and during the continuance of an Event of Default, such Event of Default not having previously been waived, renewed or cured, to demand, collect, receive and sue for all amounts which may become due and payable under the deposit accounts subject to any Control Agreements, and to execute all withdrawal receipts or other orders for the Debtors, in the Collateral Trustee’s own name or in the name of the Debtors or otherwise, which the Collateral Trustee deems necessary or appropriate to protect and preserve its right, title and interest in such deposit accounts.

16. Proceeds of Collateral. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and reasonable attorneys’ fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations by the Collateral Trustee in accordance with the terms of the Collateral Trust Agreement . By way of enlargement and not by way of limitation of the rights of the Collateral Trustee under applicable law or the Collateral Trust Agreement or the other Secured Debt Documents, the Collateral Trustee shall allocate the proceeds of the Collateral to the Secured Obligations in accordance with the terms of the Collateral Trust Agreement. In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtors will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Secured Debt Documents, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys’ fees, expenses and disbursements.

17. Waivers, etc. To the extent permitted by applicable law, each Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein or in the other Secured Debt Documents, all other demands and notices in connection with this Agreement or the enforcement of the Secured Parties’ rights hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtors or to any account debtor in respect of any account receivable or to any other third party, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any account receivable or other Collateral, the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of the Collateral Trustee or the Secured Parties in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH DEBTOR FURTHER WAIVES ANY RIGHT IT MAY HAVE UNDER THE LAWS OF THE STATE OF NEW YORK, UNDER THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL OR ANY DEBTOR MAY BE LOCATED, OR UNDER THE LAWS OF THE UNITED STATES OF AMERICA, TO NOTICE (OTHER THAN ANY REQUIREMENT OF NOTICE PROVIDED HEREIN) OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS AGREEMENT TO THE COLLATERAL TRUSTEE OR THE SECURED PARTIES AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE FOREGOING PROVISIONS HEREOF ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. Each Debtor waivers under this section have been made voluntarily, intelligently and knowingly and after such Debtor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

18. Termination.

(a) At the time provided in Section 5.1 of the Collateral Trust Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Trustee and each Debtor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Debtors. Each Debtor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Debtor following any such termination, the Collateral Trustee shall deliver to such Debtor any Collateral of such Debtor held by the Collateral Trustee hereunder and execute and deliver to such Debtor such documents as such Debtor shall reasonably request to evidence such termination.

(b) If the Collateral Trustee shall be directed or permitted pursuant to Section 5.1 of the Collateral Trust Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection. In connection therewith, the Collateral Trustee, at the request of any Debtor, shall execute and deliver to such Debtor such documents as such Debtor shall reasonably request to evidence such release.

(c) At the time provided in Section 5.1 of the Collateral Trust Agreement (solely to the extent requested by the Company), a Debtor shall be released from its obligations hereunder.

19. Waivers. No waiver by the Collateral Trustee or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion.

20. Assignments. In the event of a sale or assignment of part or all of the Secured Obligations by any Secured Party in accordance with the applicable Secured Debt Documents, each such Secured Party may assign or transfer its respective rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party hereunder, subject, in each case, to the requirements of the Collateral Trust Agreement, if any.

21. Reinstatement. Notwithstanding the provisions of Section 18, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Trustee or any of the Secured Parties in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor, the Borrower or any other Debtor or Subsidiary upon the appointment of any intervener or conservator of, or trustee or similar official for, any Debtor, the Borrower or any other Debtor or Subsidiary or any substantial part of any of their properties, or otherwise, all as though such payments had not been made.

22. Governmental Approval. Notwithstanding anything to the contrary contained herein, the Secured Parties’ rights hereunder are subject to Section 13 hereof and all applicable rules and regulations of the FCC, and the Secured Parties acknowledge that certain assignments of the FCC Licenses and certain transfers of control may be subject to the prior approval of the FCC. Each Debtor agrees to take any action which the Collateral Trustee may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Secured Parties by this Agreement, including specifically, at each Debtor’s own cost and expense, the use of its best efforts, if an Event of Default has occurred and is continuing, to assist in obtaining approval of the FCC or any state or municipal authority for any action or transaction contemplated by this Agreement which is then required by law, and specifically, without limitation, upon request, the preparation, execution and filing with the FCC or any state or municipal authority of any portion of the application or applications for consent to the assignment of any FCC License or franchise or transfer of control required to be executed by each Debtor in any of the transactions contemplated herein. Prior to or, where permitted, upon the exercise by the Collateral Trustee or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, each Debtor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that such Debtor may be reasonably required to obtain for such governmental consent, approval, registration, qualification or authorization.

23. Notices. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of Section 10.8 of the Collateral Trust Agreement.

24. Miscellaneous. This Agreement shall inure to the benefit of the Secured Parties and be binding upon the Collateral Trustee and each Debtor and their respective successors and assigns. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

25. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) All judicial proceedings brought against any party to this Agreement (each, a “Party”) arising out of or relating to this Agreement or any of the other Secured Debt Documents shall be brought in any court of competent jurisdiction in the State of New York. By executing and delivering this Agreement, each Debtor, for itself and in connection with its properties, irrevocably:

(i) accepts generally and unconditionally the non-exclusive jurisdiction and venue of such courts;

(ii) waives any defense of forum non conveniens;

(iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Party at its address provided in accordance with this Agreement;

(iv) agrees that service as provided in clause (iv) above is sufficient to confer personal jurisdiction over such Party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(v) agrees each Party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any Party in the courts of any other jurisdiction.

(c) Each Party waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Secured Debt Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Secured Debt Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Secured Debt Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that each Party has already relied on this waiver in entering into this Agreement, and that each Party will continue to rely on this waiver in its related future dealings. Each Party further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 25(c) and executed by each of the Parties), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Secured Debt Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

26. Additional Debtors. The initial Debtors hereunder shall be the Borrower and such of the Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, any new Domestic Subsidiaries of Borrower and any new Foreign Subsidiaries (to the extent such Foreign Subsidiary is a disregarded entity or partnership for United States Tax purposes) shall become parties hereto as additional Debtors (each an “Additional Debtor”), by executing an Assumption Agreement substantially in the form of Exhibit A annexed hereto (an “Assumption Agreement”). Upon delivery of any such Assumption Agreement to Collateral Trustee, notice of which is hereby waived by Debtors, each such Additional Debtor shall be a Debtor and shall be as fully a party hereto as if such Additional Debtor were an original signatory hereto. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of the necessary Secured Parties or the Collateral Trustee with the written consent of the necessary Secured Parties not to cause any Subsidiary of Borrower to become an Additional Debtor hereunder. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder. Notwithstanding anything to the contrary contained herein, Empire Burbank Studios, Inc., shall not be required to be a Debtor hereunder.

27. Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Debtor therefrom, shall in any event be effective unless the same shall be effected in accordance with Section 10.1 of the Collateral Trust Agreement; provided this Agreement may be modified by the execution of an Assumption Agreement by an Additional Debtor in accordance with Section 26 and Debtors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(Signatures begin on the next page.)

IN WITNESS WHEREOF, the parties have executed the Security Agreement as a sealed instrument as of the date first above written.

DEBTORS:

LBI MEDIA, INC.

By:	/s/ Wisdom Lu
Name: Wisdom Lu
Title: Chief Financial Officer

LIBERMAN TELEVISION OF HOUSTON LLC
KZJL LICENSE LLC
LIBERMAN TELEVISION LLC
KRCA TELEVISION LLC
KRCA LICENSE LLC
LBI RADIO LICENSE LLC
LIBERMAN BROADCASTING OF HOUSTON LLC
LIBERMAN BROADCASTING OF HOUSTON LICENSE LLC
LIBERMAN BROADCASTING OF CALIFORNIA LLC
LIBERMAN BROADCASTING OF DALLAS LLC
LIBERMAN BROADCASTING OF DALLAS LICENSE LLC
LIBERMAN TELEVISION OF DALLAS LLC
LIBERMAN TELEVISION OF DALLAS LICENSE LLC

By:	/s/ Wisdom Lu
Name: Wisdom Lu
Title: Chief Financial Officer

COLLATERAL TRUSTEE:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Trustee for itself and other Secured Parties

By:	/s/ William O’Daly

Name:	William O’Daly
Title:	Director

By:	/s/ Sanja Gazahi

Name:	Sanja Gazahi
Title:	Associate

Exhibit A to the Security Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                                 ,                 , made by                                                  , a                                              the “Additional Debtor”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement (as defined below).

WHEREAS, in connection with the Secured Debt Documents, the Borrower and certain of its Affiliates (other than the Additional Debtor) have entered into an Amended and Restated Security Agreement, dated as of March 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Collateral Trustee for the benefit of the Secured Parties;

WHEREAS, the Secured Debt Documents require the Additional Debtor to become a party to the Security Agreement; and

WHEREAS, the Additional Debtor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Assumption Agreement, the Additional Debtor, as provided in Section 26 of the Security Agreement, hereby becomes a party to the Security Agreement as a Debtor thereunder with the same force and effect as if originally named therein as a Debtor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Debtor thereunder. In furtherance of the foregoing, as security for the Secured Obligations (as defined in the Security Agreement), the Additional Debtor hereby grants to the Collateral Trustee for itself and for the benefit of the other Secured Parties a security interest in the Collateral (as defined in the Security Agreement) of the Additional Debtor. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedules I through VII to the Security Agreement. The Additional Debtor hereby represents and warrants that each of the representations and warranties contained in the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

[ADDITIONAL DEBTOR]

By:
Name:
Title:

Annex 1 to the Assumption Agreement

Supplement to Schedule I

Supplement to Schedule II

Supplement to Schedule III

Supplement to Schedule IV

Supplement to Schedule V

Supplement to Schedule VI

Supplement to Schedule VII

SCHEDULE I

(to the Security Agreement)

Perfection Certificate

[                    ]

FORM OF PERFECTION CERTIFICATE

The undersigned, [            ], [                    ] of [            ], a [                    ] (the “Company”), hereby certifies as of this 18th day of March, 2011, with reference to that certain Amended and Restated Security Agreement dated March 18, 2011 (the “Security Agreement”; terms used but not defined herein have the same meanings provided therefor in the Security Agreement), among [LBI Media, Inc.] [the Company], [the Company, the other guarantors party thereto] [the guarantors party thereto] and Credit Suisse AG, Cayman Islands Branch, as collateral trustee (in such capacity, the “Collateral Trustee”), to the Collateral Trustee as follows:

§1.	Jurisdiction of Organization.

(a) The jurisdiction under whose law the Company is organized and the organizational identification number of the Company is as follows:

§2.	Names.

(a) The exact legal name of the Company as that name appears on its [Certificate of Formation] [Articles of Organization] [Articles of Incorporation] is as follows:

(b) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

(c) The following is the Company’s federal employer identification number:

§3.	Current Locations.

(a) The chief executive office of the Company is located at the following address:

Mailing Address	County	State

(b) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods:

Mailing Address	County	State

(c) The following are all other places of business of the Company in the United States of America:

Mailing Address	County	State

(d) The following are all other locations in the United States of America where any of the Collateral consisting of Inventory or equipment is located:

Mailing Address	County	State

(e) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral:

Name	Address

Of the persons and entities listed above in this clause (e):

(i) The following persons and entities are warehouses which issue warehouse receipts:

Name	Address

(ii) The following persons and entities process or finish inventory or other goods for the Company:

Name	Address

(iii) The following persons and entities hold inventory or other goods on consignment for the Company:

Name	Address

(iv) The following persons and entities have possession of assets of the Company for the purposes indicated:

Name	Address

§4.	Prior Locations.

(a) Set forth below is the information required by subparagraphs (b) and (c) of §2 with respect to each location or place of business previously maintained by the Company at any time during the past four months:

Mailing Address	County	State

(b) Set forth below is information required by subparagraphs (d) and (e) of §3 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past four months:

§5.	Fixtures.

Attached hereto as Schedule 5 is the information required by UCC §9-502 of each state in which any of the Collateral consisting of fixtures are or are to be located.

§6.	Intellectual Property.

Attached hereto as Schedule 6 is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company.

§7.	Securities; Instruments.

The following is a complete list of all stock, bonds, debentures, notes and other securities owned by the Company (provide name of issuer and a description of security):

Issuer	Security Description

§8.	Bank/Deposit Accounts.

The following is a complete list of all bank accounts maintained by the Company (provide name and address of depository bank, type of account and account number):

Depository Bank and Address	Type of Account	Account No.

§9.	Unusual Transactions.

Except for those purchases, acquisitions and other transactions described on Schedule 9 attached hereto, LBI Media Holdings, Inc. and Liberman Broadcasting, Inc., all of the Collateral acquired by the Company during the past five years has been originated by the Company in the ordinary course of the Company’s business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

IN WITNESS WHEREOF, I have hereunto signed this Certificate as of the date first above written.

[ ],
[ ]

By:
[ ]
[ ]

S-1

SCHEDULE 5

FIXTURES

SCHEDULE 6

INTELLECTUAL PROPERTY

SCHEDULE 9

TRANSACTIONS

SCHEDULE II

(to the Security Agreement)

PATENTS

None.

SCHEDULE III

(to the Security Agreement)

TRADEMARKS

(including registrations and applications and exclusive and non-exclusive licenses)

	Marks	Registration Number

1.	KQUE(AM)	Unregistered

2.	KJOJ-FM	Unregistered

3.	KJOJ(AM)	Unregistered

4.	KTJM(FM)	Unregistered

5.	KSEV(AM)	Unregistered

6.	KZJL(TV)	Unregistered

7.	KZJL-DT	Unregistered

8.	KBUE(FM)	Unregistered

9.	KBUA(FM)	Unregistered

10.	KHJ(AM)	Unregistered

11.	KWIZ(FM)	Unregistered

12.	KVNR(AM)	Unregistered

13.	KRCA(TV)	Unregistered

14.	KSDX-LP	Unregistered

15.	KBUA-FM1	Unregistered

16.	KRCA-DT	Unregistered

17.	KIOX - FM	Unregistered

18.	KXGJ – FM	Unregistered

19.	KQQK-FM	Unregistered

20.	KEYH-AM	Unregistered

21.	KMXN-FM	Unregistered

22.	KEBN-FM	Unregistered

23.	KMPX	Unregistered

24.	KMPX-TV	Unregistered

25.	KMPX-DT	Unregistered

26.	KNOR-FM	Unregistered

27.	EL SHOW DE DON CHETO	Unregistered

28.	SECRETOS HOUSTON	Unregistered

29.	KTCY 101.7 FM	Unregistered

30.	KZMP 104.9 FM	Unregistered

31.	KZMP 1540 AM	Unregistered

32.	KZZA 106.7 FM	Unregistered

33.	KBOC 98.3 FM	Unregistered

State Trademark

XO, Texas Registration Number 800109485, Registered Owner is Liberman Broadcasting, Inc.

U.S. Service Marks

1.	SONIDO – Registration No.: 2,773,937 Reg. Date: 10/14/03 Cancelled – Liberman Broadcasting, Inc.

2.	RADIO RANCHITO – Registration No.: 2,638,877 Reg. Date: 10/22/02 Cancelled – Liberman Broadcasting, Inc.

3.	SONIDO 96.7 – Registration No.: 2,773,936 Reg. Date: 10/14/03 Cancelled – Liberman Broadcasting, Inc.

4.	SONIDO 96.7 SOBROSA – Serial No.: 76/287,857 Filing Date: 7/18/01 Abandoned – Liberman Broadcasting, Inc.

5.	98.5/103.3 FM LA RAZA – Serial No.: 76/296,584 Filing Date: 8/6/01 Suspended – Liberman Broadcasting of California LLC

6.	LA SONIDERA – Serial No.: 76/296,579 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

7.	LA NORTENA – Serial No.: 76/275,931 Filing Date: 6/21/01 Abandoned – Liberman Broadcasting, Inc.

8.	BARRA LIBRE – Registration No.: 2,780,196 Reg. Date: 11/04/03 Cancelled – Liberman Broadcasting, Inc.

9.	LA ESTACION DE LA RAZA – Serial No.: 76/296,575 Filing Date:8/6/01 Suspended – Liberman Broadcasting of California LLC

10.	LA RAZA NORTENA – Serial No.: 76/296,582 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

11.	PLANETA X – Serial No.: 76/296,585 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

12.	LA NUMERO ONE – Serial No.: 76/296,968 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

13.	LA CHANGADA – Serial No.: 76/296,576 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

14.	LA CHANGA – Serial No.: 76/296,577 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

15.	LA RANCHERA – Registration No.: 2,730,212 Reg. Date: 6/24/03 Registered – Liberman Broadcasting of California LLC

16.	NOCHES SONIDERAS – Registration No.: 2,780,195 Reg. Date: 11/4/03 Cancelled – Liberman Broadcasting, Inc.

17.	AQUI MANDA LA RAZA – Serial No.: 76/498,401 Filing Date: 3/17/03 Suspended – Liberman Broadcasting of California LLC

18.	BUSCANDO AMOR – Registration No.: 2,980,520 Registration Date: 8/2/05 Registered – KRCA Television LLC

19.	DIVORCIO USA – Registration No.: 3,066,878 Registration Date: 3/7/06 Registered – KRCA Television LLC

20.	DON CHETO – Serial No.: 76/545,200 Filing Date: 9/17/03 Abandoned – Liberman Broadcasting, Inc.

21.	EL SHOW DE MARIA LARIA – Serial No.: 76/564,758 Filing Date: 12/11/03 Abandoned – KRCA Television, Inc.

22.	GANA LA VERDE – Registration No.: 3,029,912 Registration Date: 12/13/05 Registered – – KRCA Television LLC

23.	JOSE LUIS SIN CENSURA – Registration No.: 2,986,929 Registration Date: 8/23/05 Registered – – KRCA Television LLC

24.	LA #1 – Serial No.: 76/296,586 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

25.	LA MUSICA – Serial No.: 76/296,970 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

26.	LA RAZA TV – Serial No.: 76/564,762 Filing Date: 12/11/03 Suspended – Liberman Television of Houston LLC

27.	LAS VIEJAS DEL MEDIO DIA – Serial No.: 76/545,204 Filing Date: 9/17/03 Abandoned – Liberman Broadcasting, Inc.

28.	LOS ANGELES AL DIA – Registration No.: 2,984,585 Registration Date: 8/16/05 Registered – KRCA Television LLC

29.	LOS ANGELES EN VIVO – Registration No.: 3,056,810 Registration Date: 2/7/06 Registered – KRCA Television LLC

30.	LOS GUAPOS DE LA MANANA – Registration No.: 3,043,277 Registration Date: 1/17/06 Registered – Liberman Broadcasting of California LLC

31.	MUSICA – Serial No.: 76/296,969 Filing Date: 8/6/01 Abandoned – Liberman Broadcasting, Inc.

32.	NOTICIAS 62 – Registration No.: 2,950,622 Registration Date: 5/10/05 Registered – KRCA Television LLC

33.	QUE BUENA TV – Serial No.: 76/564,753 Filing Date: 12/11/03 Abandoned – KRCA Television, Inc.

34.	SECRETOS – Registration No.: 3,013,690 Registration Date: 11/8/05 Registered – KRCA Television LLC

35.	SEGUNDA CITA – Registration No.: 2,950,623 Registration Date: 5/10/05 Registered – KRCA Television LLC

36.	ESTUDIO 2 – Registration No.: 3,288,703 Registration Date: 9/4/07 Registered – KRCA Television LLC

37.	ESTUDIO DOS – Registration No.: 3,648,816 Registration Date: 6/30/09 Registered – KRCA Television LLC

38.	CASA – Reg. No. 3,068,094 Reg. Date: Mar. 14, 2006 Registered – Liberman Broadcasting of Dallas LLC

39.	ALARMA TV – Registration No.: 3,464,395 Registration Date: 7/8/08 Registered – Liberman Television LLC

40.	QUE BUENA – Serial No.: 75/077,161 Filing Date: 3/22/96 Abandoned – Liberman Broadcasting, Inc.

41.	FREQUENT LISTENER PROGRAM – Serial No.: 73/730,057 Filing Date: 5/23/88 Abandoned – Liberman Broadcasting, Inc.

42.	EL NORTE, Registration No.: 3,472,972 Registration Date: 7/22/08 Registered – Liberman Broadcasting of California LLC

43.	LA NORTENA, Registration No.: 3,473,001 Registration Date: 7/22/08 Registered – Liberman Broadcasting of California LLC

44.	LOS CHUPERAMIGOS, Serial Number 77589517, Filing Date October 9, 2008, Suspended – Liberman Broadcasting of California LLC

SCHEDULE IV

(to the Security Agreement)

COPYRIGHTS

None.

SCHEDULE V

(to the Security Agreement)

WEBSITES AND DOMAIN NAMES

Domain Names

1.	aquisuena.com Liberman Broadcasting of California LLC Expires 6/30/11

2.	lbimedia.com Liberman Broadcasting of California LLC Expires 5/20/11

3.	secretostv.com Liberman Broadcasting of California LLC Expires 7/13/11

4.	estudio2.tv Liberman Broadcasting of California LLC Expires 4/6/11

5.	losangelesenvivo.tv Liberman Broadcasting of California LLC Expires 10/28/11

6.	elshowdedoncheto.com Liberman Broadcasting of California LLC Expires 9/29/11

7.	quebuenatv.tv Liberman Broadcasting of California LLC Expires 10/28/11

8.	laranchera.com Liberman Broadcasting of California LLC Expires 2/22/12

9.	xoradio.com Liberman Broadcasting of California LLC Expires 5/20/11

10.	joseluissincensura.tv Liberman Broadcasting of California LLC Expires 4/8/11

11.	kmpx29.com Liberman Broadcasting of California LLC Expires 9/27/11

12.	kmpx29.net Liberman Broadcasting of California LLC Expires 9/27/11

13.	kmpx29.tv Liberman Broadcasting of California LLC Expires 9/27/11

14.	krca62.net Liberman Broadcasting of California LLC Expires 9/27/11

15.	krca62.tv Liberman Broadcasting of California LLC Expires 9/27/11

16.	kzjl61.com Liberman Broadcasting of California LLC Expires 9/27/11

17.	kzjl61.net Liberman Broadcasting of California LLC Expires 9/27/11

18.	kzjl61.tv Liberman Broadcasting of California LLC Expires 9/27/11

19.	casa1067.com Liberman Broadcasting of California LLC Expires 2/23/12

20.	estacionlaraza.net Liberman Broadcasting of California LLC Expires 10/29/11

21.	estacionlaraza.com Liberman Broadcasting of California LLC Expires 10/29/11

22.	laraza-dallas.com Liberman Broadcasting of California LLC Expires 10/29/11

23.	larazaradio.net Liberman Broadcasting of California LLC Expires 10/29/11

24.	larazatv.net Liberman Broadcasting of California LLC Expires 10/29/11

25.	laraza-houston.net Liberman Broadcasting of California LLC Expires 10/29/11

26.	larazaestacion.com Liberman Broadcasting of California LLC Expires 10/29/11

27.	larazaestacion.net Liberman Broadcasting of California LLC Expires 10/29/11

28.	laraza.tv Liberman Broadcasting of California LLC Expires 10/29/11

29.	larazamusica.com Liberman Broadcasting of California LLC Expires 10/29/11

30.	laraza-dallas.net Liberman Broadcasting of California LLC Expires 10/29/11

31.	laraza-houston.com Liberman Broadcasting of California LLC Expires 10/29/11

32.	la-raza.tv Liberman Broadcasting of California LLC Expires 10/29/11

33.	larazamusica.net Liberman Broadcasting of California LLC Expires 10/29/11

34.	alarmatv.com Liberman Broadcasting of California LLC Expires 9/15/11

35.	alarmatv.net Liberman Broadcasting of California LLC Expires 9/15/11

36.	alarmatv.tv Liberman Broadcasting of California LLC Expires 9/15/11

37.	autocompras.net Liberman Broadcasting of California LLC Expires 10/26/11

38.	doncheto.net Liberman Broadcasting of California LLC Expires 9/26/11

39.	doncheto.tv Liberman Broadcasting of California LLC Expires 9/26/11

40.	elnorte9969.com Liberman Broadcasting of California LLC Expires 10/26/11

41.	elnorte969.net Liberman Broadcasting of California LLC Expires 10/26/11

42.	elnorteenlinea.com Liberman Broadcasting of California LLC Expires 11/10/11

43.	elshowdedoncheto.net Liberman Broadcasting of California LLC Expires 9/29/11

44.	elshoededoncheto.tv Liberman Broadcasting of California LLC Expires 9/29/11

45.	elshowdelagrimitaycostel.com Liberman Broadcasting of California LLC Expires 10/10/11

46.	elshowdelagrimitaycostel. Liberman Broadcasting of California LLC Expires 10/10/11

47.	elshowdeladrimitaycostel.tv Liberman Broadcasting of California LLC Expires 10/10/11

48.	estrella-tv.com Liberman Broadcasting of California LLC Expires 9/18/11

49.	estrellatv.net Liberman Broadcasting of California LLC Expires 6/3/11

50.	estrellatv.tv Liberman Broadcasting of California LLC Expires 6/3/11

51.	estrellatv.us Liberman Broadcasting of California LLC Expires 9/18/11

52.	estudiodos.com Liberman Broadcasting of California LLC Expires 4/6/11

53.	joseluissincensura.net Liberman Broadcasting of California LLC Expires 4/8/11

54.	kpnz24.com Liberman Broadcasting of California LLC Expires 11/11/11

55.	kpnz24.net Liberman Broadcasting of California LLC Expires 11/11/11

56.	kpnz24.tv Liberman Broadcasting of California LLC Expires 11/11/11

57.	laenvivo.com Liberman Broadcasting of California LLC Expires 10/28/11

58.	laenvivo Liberman Broadcasting of California LLC Expires 10/28/11

59.	laenvivo.tv Liberman Broadcasting of California LLC Expires 10/28/11

60.	laranchera1540.com Liberman Broadcasting of California LLC Expires 8/9/11

61.	laranchera1540.net Liberman Broadcasting of California LLC Expires 8/9/11

62.	laranchera850.com Liberman Broadcasting of California LLC Expires 10/26/11

63.	laranchera850.net Liberman Broadcasting of California LLC Expires 10/26/11

64.	laraza937.com Liberman Broadcasting of California LLC Expires 6/22/11

65.	laraza937fm.com Liberman Broadcasting of California LLC Expires 6/22/11

66.	larockola967.com Liberman Broadcasting of California LLC Expires 10/29/11

67.	larockola967.net Liberman Broadcasting of California LLC Expires 10/29/11

68.	lazetaradiodeneta.com Liberman Broadcasting of California LLC Expires 7/7/11

69.	muchotalento.com Liberman Broadcasting of California LLC Expires 10/9/11

70.	muchotalento.net Liberman Broadcasting of California LLC Expires 10/9/11

71.	quebueno.tv Liberman Broadcasting of California LLC Expires 10/28/11

72.	quebueno961.com Liberman Broadcasting of California LLC Expires 8/9/11

73.	quebueno961.net Liberman Broadcasting of California LLC Expires 8/9/11

74.	quebuenotv.net Liberman Broadcasting of California LLC Expires 10/28/11

75.	tengotalentomuchotalento.com Liberman Broadcasting of California LLC Expires 10/9/11

76.	tengotalentomuchotalento.net Liberman Broadcasting of California LLC Expires 10/9/11

77.	trancazomusical.net Liberman Broadcasting of California LLC Expires 4/18/11

78.	trancazomusical.tv Liberman Broadcasting of California LLC Expires 4/18/11

79.	xoradio1017.com Liberman Broadcasting of California LLC Expires 5/7/11

80.	xoradio1079.com Liberman Broadcasting of California LLC Expires 5/7/11

SCHEDULE VI

(to the Security Agreement)

FCC LICENSES

I. FCC Licenses Held by LBI Radio License LLC:

Call Sign	Community of License	Frequency	Expiration
KVNR(AM)	Santa Ana, CA	1480	12/1/2013

KHJ(AM)[1]	Los Angeles, CA	930	12/1/2013

KBUE(FM)[2]	Long Beach, CA	105.5	12/1/2013

KWIZ(FM)[3]	Santa Ana, CA	96.7	12/1/2013

KBUA(FM)[4]	San Fernando, CA	94.3	12/1/2013

KEBN(FM)	Garden Grove, CA	94.3	12/1/2013

KRQB(FM)[5]	San Jacinto, CA	96.1	12/1/2013

[1]	Auxiliaries licensed with respect to this station include: WPWH344 (Aural STL); and WPNF881 (Aural STL).
[2]	Auxiliaries licensed with respect to this station include: WPJD546 (Aural STL); WLD589 (Aural STL); and BLP01070 (LP).
[3]	Auxiliaries licensed with respect to this station include: WGZ691 (Aural STL).
[4]	Auxiliaries licensed with respect to this station include: WLD577 (Aural STL); KBUA-FM1 (FM Booster); and WLD319 (Aural STL) used with booster station.
[5]	Auxiliaries licensed with respect to this station include: KPK387 (RPU), WLD318 (Aural STL) and WPRY412 (Aural STL).

II. FCC Licenses Held by KRCA License LLC:

Call Sign	Community of License	Frequency	Expiration
KRCA(TV)[6]	Riverside, CA	35	12/1/2006

KSDX-LD7	San Diego, CA	9	12/1/2014

KPNZ(TV)[8]	Ogden, UT	24	10/1/2014

KVPA-LD	Phoenix, AZ	42	10/1/2014

WASA-LD	Port Jervis, NY	25	6/1/2015

KETD(TV)[9]	Castle Rock, CO	46	4/1/2014

WESV-LD	Chicago, IL	40	12/1/2013

III. FCC Licenses Held By KZJL License LLC:

Call Sign	Community of License	Frequency	Expiration
KZJL(TV)[10]	Houston, TX	44	8/1/2006

[6]

Auxiliaries licensed with respect to this station include: BLP01096 (LP); KC26084 (TP); KC27783 (RPU); KPM612 (RPU); WLE366 (ICR); WLE377 (STL); WMU322 (ICR): WMU323 (ICR): WMU455 (ICR): WMU456 (ICR); WMU583 (ICR); WMU622 (ICR); WMU623 (ICR); WMU624 (ICR); WPQZ667 (ICR); WPQZ668 (STL); WPQZ743 (ICR); WPQZ746 (ICR); WPQZ747 (ICR); WPQZ748 (ICR); WPQZ749 (ICR); WPRW664 (ICR); WPRW665 (ICR); WPRW666 (ICR); WPRW667 (ICR); WPSE403 (STL); WPUD918 (STL); WPUD919 (ICR); WPUD920 (STL); and WPUD928 (ICR). KRCA License LLC also holds a license for KRCA1, a booster station in Hesperia/Pearblossom, California and holds the authorization for earth station E930184 (receive/transmit) and also uses E930316 (receive only). In the final table of DTV allotments, KRCA was assigned channel 45 for post-transition digital operations. See, Seventh Report and Order and Eighth Further Notice of Proposed Rule Making, MB Docket No. 87-268, FCC 07-138, Appendix B (rel. Aug. 6, 2007). On May 21, 2008, the Commission substituted channel 35 for channel 45 upon conclusion of a notice and comment rule making. See, Report and Order, MM Docket No. 08-30, DA 08-1185, (rel. May 21, 2008) (“KRCA Report and Order”). KRCA currently operates on channel 35 at full power pursuant to pending license application BLCDT-20091112AIM. A renewal application BRCT-20060804AEU is pending. Under the FCC’s rules, the license for KRCA(TV) does not expire while the renewal application is pending.

[7]	In November 2009, the FCC granted KSDX-LD a license to operate on digital channel 9 and KSDX-LP ceased operation.
[8]	Auxiliaries licensed with respect to this station include: WPYK640 (STL), WPYL798 (TP) and WQHH773 (ICR).
[9]	Auxiliaries licensed with respect to this station include: WMU715 (STL), WPNJ371 (STL) and WPOQ886 (STL).
[10]

Auxiliaries licensed with respect to this station include: WPZI838 (ICR), and WPZI928 (STL). A digital license application for channel 44, BLCDT-20060534AEC, is pending and the station holds a construction permit, BPCDT-20080612AAQ, to expand the post-transition channel 44 digital facility. A renewal application BRCT-20060403BKV is pending. Under the FCC’s rules, the license for KZJL(TV) does not expire while the renewal application is pending.

IV. FCC Licenses Held by Liberman Broadcasting of Houston License LLC:

Call Sign	Community of License	Frequency	Expiration
KQUE(AM)[11]	Houston, TX	1230	8/1/2013

KTJM(FM)[12]	Port Arthur, TX	98.5	8/1/2013

KJOJ(AM)[13]	Conroe, TX	880	8/1/2013

KJOJ-FM14	Freeport, TX	103.3	8/1/2013

KNTE-FM15	El Campo, TX	96.9	8/1/2013

KXGJ(FM)[16]	Bay City, TX	101.7	8/1/2013

KQQK(FM)[17]	Beaumont, TX	107.9	8/1/2013

KEYH(AM)[18]	Houston, TX	850	8/1/2013

Antenna Structure Registration Number: 1265317

[11]	Auxiliaries licensed with respect to this station include: KDO517 (RPU); WDD622 (Aural STL); WLG526 (ICR); WDD621 (Aural STL); WQBE739 (Aural STL) and WQBK811 (Aural STL).
[12]	Auxiliaries licensed with respect to this station include: WPNF715 (Aural STL); WPNF778 (Aural STL); KPL702 (RPU); KPL714 (RPU); WQBK801 (Aural STL) and WQBK802 (Aural STL).
[13]

Auxiliaries licensed with respect to this station include: KPJ456 (RPU); KPE824 (RPU); KPH552 (RPU); WPNI778 (Aural STL); WIL40 (Aural STL); WPNN742 (Aural STL); WQBK809 (Aural STL) and WQBK812 (Aural STL).

[14]

Auxiliaries licensed with respect to this station include: KPH298 (RPU); KPH289 (RPU); KPH301 (RPU); WLI331 (Aural STL); WQBK810 (Aural STL) and WQBK813 (Aural STL). The FCC has issued a construction permit BPH-20080117ACV (expires 10/2/2011) to make changes.

[15]	Auxiliaries licensed with respect to this station include: KB97120 (RPU); WHM943 (Aural STL); WLQ250 (Aural STL); WME985 (Aural STL); WQBK803 (Aural STL) and WQBK804 (Aural STL).
[16]	Auxiliaries licensed with respect to this station include: WPNJ956 (Aural STL); WQBK807 (Aural STL) and WQBK808 (Aural STL).
[17]	Auxiliaries licensed with respect to this station include: WPWH993 (Aural STL); WPVA515 (Aural STL); WPVC926 (RPU); WQBK805 (Aural STL) and WQBK806 (Aural STL).
[18]	Auxiliaries licensed with respect to this station include: WLJ354 (Aural STL); WLG401 (Aural STL); KV4900 (RPU); WPVC928 (RPU) and WPZD907 (Aural STL).

V. FCC Licenses Held by Liberman Television of Dallas License LLC:

Call Sign	Community of License	Frequency	Expiration
KMPX(TV)[19]	Decatur, TX	30	8/1/2006

VI. FCC Licenses Held by Liberman Broadcasting of Dallas License LLC:

Call Sign	Community of License	Frequency	Expiration
KNOR(FM)[20]	Krum, TX	93.7	8/1/13

KTCY(FM)	Azle, TX	101.7	8/1/2013

KBOC(FM)	Bridgeport, TX	98.3	8/1/2013

KZZA(FM)[21]	Muenster, TX	106.7	8/1/2013

KZMP(AM)[22]	University Park, TX	1540	8/1/2013

KZMP-FM	Pilot Point, TX	104.9	8/1/2013

VII. Other FCC Authorizations Held by Liberman Broadcasting of Houston, Inc.:

Antenna Structure Registration Numbers: 1045591; 1045592; 1045593; 1045594; 1047754; 1047755; 1047756; 1047757; 1047814, 1241391 and 1243719.

VIII. Other FCC Authorizations Held by Liberman Broadcasting, Inc.:

Antenna Structure Registration Numbers: 1013606, and 1063992.

[19]

Auxiliaries licensed with respect to this station include: WPNG429 (STL), WPNG430 (STL), KC26119 (TP); WQCC608 (STL) and WQDA717 (STL). A renewal application BRCT-20060403BKA is pending. Under the FCC’s rules, the license for KMPX(TV) does not expire while the renewal application is pending.

[20]	Auxiliaries licensed with respect to this station include: WLG238 (Aural STL).
[21]	Auxiliaries licensed with respect to this station include: KC27606 (RPU) and WLJ833 (Aural STL).
[22]	Auxiliaries licensed with respect to this station include: WHQ257 (Aural STL).

IX. Other FCC Authorizations Held by LBI Radio License Corp.:

Antenna Structure Registration Numbers: 1013604, 1017400, 1018358.

X. Other FCC Authorizations Held by KRCA Television LLC:

Antenna Structure Registration Number: 1025148

XI. Other FCC Licenses Held by KRCA License LLC:

WPQZ669 (STL) (previously used with KSDX-LP) - Expires: 12/1/2014

XII. Other FCC Authorizations Held by Liberman Broadcasting of Houston License Corp.:

Antenna Structure Registration Numbers: 1047127, 1047128, 1247890.

XIII. Other FCC Authorizations Held by Liberman Broadcasting of Dallas License Corp.:

Antenna Structure Registration Number: 1015399, 1034017, 1244256, 1248974.

XIV. Other FCC Authorizations Held by Liberman Broadcasting of Houston, LLC

Antenna Structure Registration Number: 1234098

SCHEDULE VII

(to the Security Agreement)

UNION BANK OF CALIFORNIA, N.A. EXCLUDED ACCOUNTS

None